Exhibit 2.4

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of August 16, 2006 by and between J. L. Halsey Corporation (the “Company”) and LDN Stuyvie Partnership (“LDN”).  Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, the Company has determined to conduct a rights offering (the “Rights Offering”) to allow its stockholders (as of a record date to be determined) the right to purchase that number of shares (or fraction of a share, as the case may be) of its common stock, par value $0.01 per share (the “Common Stock”), to be set forth in a registration statement to be filed by the Company with the Commission (the “Registration Statement”) for each share of Common Stock that each stockholder of the Company owns as of the record date established for the Rights Offering (each a “Right” and, collectively, the “Rights”), at a price of $0.85 per share (the “Subscription Price”);

WHEREAS, LDN has committed (the “Backstop Commitment”) to purchase such number of shares of Company Common Stock so that, together with all Rights subscribed for and exercised in the Rights Offering (including any Rights subscribed for by LDN), the Company will receive gross proceeds (including offsets of principal amount of the Promissory Note, as hereinafter defined, as set forth in Section 2) in the Rights Offering of at least $10,000,000 (the “Backstop Amount”) at the Subscription Price (it being understood that other stockholders of the Company will not be offered the right to purchase Common Stock in respect of any Rights that go unsubscribed in the Rights Offering); and

WHEREAS, in consideration of LDN’s agreeing to provide the Backstop Commitment, the Company has agreed to grant LDN the option (the “Option”) to purchase an additional number of shares of Common Stock equal to the number of shares of Common Stock purchasable pursuant to any Rights that remain unsubscribed for in the Rights Offering after LDN has fulfilled its Backstop Commitment (the “Option Amount”) at the Subscription Price (it being understood that other stockholders of the Company will not be offered the right to purchase Common Stock in respect of any Rights that go unsubscribed in the Rights Offering).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                            Material Terms; Backstop; and Option.

(a)           Material Terms of the Rights Offering.  The material terms of the Rights Offering shall be as set forth on Exhibit A hereto.  The Company shall not alter the terms of the Rights Offering set forth on Exhibit A hereto without the prior consent of LDN.

(b)           Backstop.  Pursuant to the terms and subject to the conditions of this Agreement, in connection with the Rights Offering, the Company hereby offers LDN the right to purchase that number of shares of Company Common Stock having an aggregate value equal to the Backstop Amount at a price per share equal to the Subscription Price. As soon as reasonably practicable following the expiration date of the Rights Offering as set forth in the Registration Statement (the “Expiration Date”), the Company and the subscription agent for the Rights Offering shall determine the Backstop Amount and provide notice thereof to LDN (the “Notice Date”).  At the Closing (as hereinafter defined), LDN hereby agrees to purchase that number of shares of Company Common Stock having an aggregate value equal to the Backstop Amount at a price per share equal to the Subscription Price (it being understood that other stockholders of the Company will not be offered the right to purchase Common Stock in respect of any Rights that go unsubscribed in the Rights Offering).

(c)           Option.  Pursuant to the terms and subject to the conditions of this Agreement, the Company hereby grants LDN the right, in connection with the Rights Offering, to purchase up to that number of shares of Company Common Stock having an aggregate value equal to the Option Amount at a price per share equal to the Subscription Price.  As soon as reasonably practicable following the Expiration Date, the Company and the subscription agent for the Rights Offering shall determine the Option Amount.  On the Notice Date, the Company shall provide notice of the Option Amount to LDN.  If LDN determines to exercise the Option, it shall give the Company written notice (the “LDN Notice”) of such exercise (including the number of shares of Company Common Stock within the Option Amount that LDN elects to purchase) within two business days after receipt by LDN of notice of the Option Amount (the “Option Expiration Date”).  The number of shares of Company Common Stock that LDN elects to purchase pursuant to the LDN Notice is hereinafter referred to as the “LDN Option Amount.”  At the Closing, LDN agrees to purchase that number of shares of Company Common Stock equal to the LDN Option Amount at a price per share equal to the Subscription Price (it being understood that other stockholders of the Company will not be offered the right to purchase Common Stock in respect of any Rights that go unexercised in the Rights Offering).

Section 2.                                            The Closing.  LDN’s subscription for the Backstop Amount, if applicable, and the LDN Option Amount, if applicable, hereunder shall take place as soon as reasonably practicable following the Option Expiration Date at a place mutually agreeable to the Company and LDN (the “Closing”).  At the Closing, the Company shall deliver to LDN the certificates evidencing the shares of Common Stock subscribed for pursuant to Section 1, and LDN shall deliver to the Company the Promissory Note, the principal amount of which shall be offset by the amount of the Subscription Price multiplied by the sum of the LDN Option Amount and the number of shares of Company Common Stock included in the Backstop Amount (such aggregate amount is referred to herein as the “Total Price”), with any remainder of the amount of the Total Price above the principal amount of the Promissory Note being paid by LDN by delivering to the Company a cashier’s check or wire transfer of immediately available funds to a bank designated by the Company.  In the event that the Total Price is less than the outstanding principal amount of the Promissory Note and all accrued but unpaid interest thereon, at the Closing the Company shall pay such remaining balance in cash or additional shares of Company Common Stock (as provided in the Promissory Note) and cancel the Promissory Note.

Section 3.                                            Representations and Warranties of the Company.  As a material inducement to LDN to enter into this Agreement and subscribe for the Rights, the Company hereby represents and warrants that:

(a)           Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, including, without limitation, the Rights Offering.

(b)           Capital Stock.  All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued.  The Company has reserved sufficient authorized but unissued shares of Common Stock to consummate the Rights Offering on the terms set forth on Exhibit A hereto and the transactions contemplated hereby.  All shares of Common Stock to be purchased by LDN from the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

(c)           Authorization; No Breach; Compliance with Laws.  The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which the Company is a party (including the Promissory Note) have been duly authorized by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute, including, without limitation, the Delaware General Corporation Law, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.  Except for the registration of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(d)           Broker’s Fees.  There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the

Company or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from LDN as a result of consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

Section 4.                                            Representations and Warranties of LDN.  As a material inducement to the Company to enter into this Agreement, LDN hereby represents and warrants that:

(a)           Organization and Corporate Power.  LDN is a partnership duly organized, validly existing and in good standing and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.  LDN has all requisite partnership power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted.

(b)           Authorization; No Breach.  The execution of this Agreement by LDN and the consummation by LDN of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LDN is a party or by which LDN is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LDN or its property or assets in each case in a manner that would adversely impact LDN’s ability to subscribe for the Rights hereunder; and, except for the registration of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by LDN and the consummation by LDN of the transactions contemplated hereby in each case in a manner that would adversely impact LDN’s ability to subscribe for the Rights and perform its obligations hereunder.

(c)           Investment Representations.  LDN hereby represents that it is acquiring the Company Common Stock included in the Backstop Amount and the LDN Option Amount (the “Restricted Securities”) and the Rights purchased hereunder or acquired pursuant hereto and for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.  In addition, LDN hereby represents that it is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Rights and the Restricted Securities.

(d)           Accredited Investor Status.  LDN is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e)           Reliance on Exemptions.  LDN understands that the Restricted Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and LDN’s compliance with, the representations and warranties of LDN set forth herein in order to determine the availability of such exemptions and the eligibility of LDN to acquire the Restricted Securities hereunder.

(f)            Transfer or Resale.  LDN understands that (i) the Restricted Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) LDN shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the Restricted Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) LDN provides the Company with reasonable assurance that the Restricted Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act or a successor rule thereto (“Rule 144”); (ii) any sale of Restricted Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of Restricted Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Restricted Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Legends.  LDN understands that the certificates representing the Restricted Securities shall initially bear a restrictive legend in customary form (and a stop-transfer order may be placed against the transfer of such stock certificates).

(h)           Broker’s Fees.  There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of LDN who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

(i)            Shares of Common Stock Beneficially Owned.  As of the date hereof, LDN is the beneficial owner of 15,216,955 shares of Common Stock.

Section 5.                                            Conditions to Obligations of Each Party to Effect the Closing.  The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of each of the following conditions:

(a)           All consents by third parties (government or otherwise) that are required for the consummation of the transactions contemplated hereby (including, without limitation, the consummation of the Rights Offering) have been obtained on terms mutually agreeable to each party.

(b)           The Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with.

(c)           No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this agreement or any of the transactions contemplated hereby (including, without limitation, the Rights Offering), declare unlawful the transactions contemplated by this Agreement (including, without limitation, the Rights Offering) or cause such transactions to be rescinded.

(d)           The Rights Offering shall have been consummated in conformity with the requirements and conditions set forth in the Registration Statement.

Section 6.                                            Conditions to Obligations of the Company to Effect the Closing.  Subject to Section 5 above, the obligations of the Company to consummate the transactions contemplated hereby are subject to each of the representations and warranties of LDN contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 7.                                            Conditions to Obligations of LDN to Effect the Closing.  Subject to Section 5 above, the obligations of LDN to consummate the transactions contemplated hereby and to purchase the Backstop Amount are subject to each of the representations and warranties of the Company contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 8.                                            Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Commission” means the Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

Section 9.                                            Termination.  This Agreement may be terminated at any time prior to the Closing, as follows:

(a)           by mutual written consent of the Company and LDN;

(b)           by either the Company or LDN if any governmental entity shall institute any suit or action challenging the validity or legality of, or seeking to restrain the consummation of, the transactions contemplated by this Agreement (including, without limitation, the issuance of Rights pursuant to the Rights Offering);

(c)           by the Company, in the event LDN has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that the Company has notified LDN of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach or for such longer period so long as such breach is curable by LDN through the exercise of its reasonable efforts, and LDN continues to exercise such reasonable efforts;

(d)           by LDN, in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that LDN has notified the Company of the breach, and the breach has continued without cure for a period of 15 days after the notice of such breach or for such longer period so long as such breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts; and

(e)           automatically and without any action on the part of either of the parties hereto if the Registration Statement has not been declared effective by the Commission by 5:30 p.m. ET on January 1, 2007; and

(f)            automatically and without any action on the part of either of the parties hereto if the Registration Statement has been declared effective by the Commission by 5:30 p.m. ET on January 31, 2007, but the Rights offered in the Rights Offering have not expired by 11:59 p.m. ET on March 31, 2007.

Section 10.                                      Miscellaneous.

(a)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other party.

(b)           Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c)           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)           Construction.  Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(e)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

(f)            Counterparts; Facsimile Signature.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(g)           Governing Law.  This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(h)           Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

(i)            Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and, upon written request therefor, to reimburse LDN for all reasonable documented attorneys’ fees and expenses incurred by LDN in connection with the transactions contemplated hereby and in the Promissory Note up to an amount not to exceed $25,000 (the “Expense Cap”), it being acknowledged and agreed, however, that the Company shall be reasonable and consider in good faith increasing the Expense Cap by a reasonable amount if warranted in light of the circumstances.  Except as provided in this Section (i), LDN shall pay its own expenses, including the fees and disbursements of its counsel.

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement on the date first written above.

J. L. HALSEY CORPORATION

By:	/s/ David Burt
	Name:	David Burt
	Its:	Chief Executive Officer

LDN STUYVIE PARTNERSHIP

By:	/s/ William T. Comfort
Name: William T. Comfort
Its: General Partner

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EXHIBIT A

Material Terms of Rights Offering

Issuer	J.L. Halsey Corporation

Rights	Pro rata rights to Purchase Halsey Common Stock distributed to existing stockholders

Transferability	Non-transferable and non-assignable

Aggregate Offering Price	$20,000,000

Offering Price	$0.85/share

Offered Shares	23,529,412 common shares (=$20M/$0.85)

Standby Underwriter	LDN

Standby Commitment	LDN commitment to purchase the Backstop Amount

Option	LDN option to purchase the Option Amount

A-1